UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                    September 24, 1999 (September 15, 1999)
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


      Pennsylvania                   000-22026             25-1407782
(State or other jurisdiction) (Commission File Number) (IRS Employer
    of corporation)                                        Identification No.)





One RentWay Place, Erie, Pennsylvania          16505
(Address of principal executive offices)     Zip Code



Registrant's telephone number, including area code:       (814) 455-5378
                                                     -------------------------

Item 5.           Other Events


The registrant issued the following press release on September 15, 1999:

ERIE, PA. -- Rent-Way, Inc. (NYSE: RWY) announced today that it has entered into a definitive agreement to acquire all of the stock of RentaVision, Inc., a privately held rental-purchase chain. RentaVision operates 250 stores in 16 states, 50 of which have been opened during the past year. The purchase price is approximately $98.0 million, of which $92.0 million is payable in a combination of cash and assumption of liabilities and $6.0 million is payable in shares of Rent-Way Common Stock. No other terms or details of the definitive purchase agreement were disclosed. Closing of the transaction is expected to occur on or about September 23, 1999, subject to completion of due diligence, necessary antitrust clearance and satisfaction of other customary closing conditions.

If consummated, the acquisition of RentaVision will substantially expand Rent-Way's presence in Pennsylvania and New York as well as introduce Rent-Way to the New England states. William E. Morgenstern, President and Chief Executive Officer of Rent-Way, said, "We are very excited about the new territories and growth opportunities this latest transaction brings to Rent-Way. The RentaVision management team has mastered new store start-ups and profitability in smaller markets. This combination compliments our existing store locations and fits well into our new store opening plan."

Financing for the acquisition will be provided by a $100.0 million amendment to Rent-Way's existing credit facility. Jeffrey A. Conway, Senior Vice President and Chief Financial Officer of Rent-Way said, "I am pleased with National City Bank's and Bank of Montreal's commitment to finance the transaction on a senior basis. The support we received from our entire bank syndicate speaks to their confidence in Rent-Way's management team and proven track record."

Rent-Way operates 866 stores in 35 states under the brand names RentWay and HomeChoice Rentals. Rent-Way rents quality, brand name merchandise such as home entertainment equipment, furniture and major appliances on a week-to-week or month-to-month basis under full service rental-purchase agreements that permit the customer to acquire ownership of the merchandise at the conclusion of an agreed upon rental period.

























                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                     Rent-Way, Inc.
                                             -------------------------------
                                                      (Registrant)



Date      September 24, 1999                      /s/ Jeffrey A. Conway
--------------------------------------     -----------------------------------
                                                      Jeffrey A. Conway
                                Sr. Vice President and Chief Financial Officer